Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of December 9, 2022 between Clean Vision Corporation, a Nevada corporation (the “Company”), and Coventry Enterprises, LLC, a Delaware limited liability company (“Investor”).

WITNESSETH

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, as provided herein, and the Investor shall purchase a $300,000.00 (the “Promissory Note Purchase Price”) Promissory Note substantially in the form attached hereto as “Exhibit A” (referred to as the “Promissory Note”), which shall be convertible into shares of the Company’s common stock in the event of a default, par value of $0.001 per share (the “Common Stock”) (the “Conversion Stock”) of which a Promissory Note (the “Promissory Note”) in the face amount of $300,000.00 for a purchase price of $255,000.00 (the “Purchase Price”) shall be issued within one business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7(a) and 8(a) herein (the “Closing” or “Closing Date”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the “Irrevocable Transfer Agent Instructions”); and

WHEREAS, the Promissory Note, the shares of Conversion Stock, and the fifteen million five hundred thousand 15,500,000 shares of the Company’s restricted common stock to be issued to the Investor in accordance with the Promissory Note are collectively are referred to herein as the “Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, and for such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

(a)    “Anti-Bribery Laws” shall mean of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which the Company operates its business, including, in each case, the rules and regulations thereunder.

(b)   “Anti-Money Laundering Laws” shall mean applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C.§§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory.

(c)    “Applicable Laws” shall mean applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines, ordinance or regulation of any governmental entity and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to Anti-Money Laundering Laws and all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) Anti-Bribery Laws and applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, (iii) OFAC and any Sanctions Laws or Sanctions Programs, and (iv) CAATSA and any CAATSA Sanctions Programs, Anti-Money Laundering Laws.

(d)    “BHCA” shall mean the Bank Holding Company Act of 1956, as amended.

(e)    “CAATSA” shall mean Public Law No. 115-44 The Countering America’s Adversaries Through Sanctions Act.

(f)     “CAATSA Sanctions Programs” shall mean a country or territory that is, or whose government is, the subject of sanctions imposed by CAATSA.

(g)    “Dollar Value Traded” means, for any security as of any date, the daily dollar traded value for such security as reported by Bloomberg, LP through its “Historical Price Table Screen (HP)” with Market: Dollar Value Traded function selected, or, if no dollar value traded is reported for such security by Bloomberg, the dollar traded value of any of the market makers for such security as reported in the OTC Markets Group Inc. (the “OTC Markets”).

(h)   Reserved.

(i)      “OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

(j)      “Sanctioned Country” shall mean a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan, and Syria.

(k)    “Sanctions Laws” shall mean any sanctions administered or enforced by OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List” (collectively, “Blocked Persons”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or any other relevant sanctions authority.

(l)      “Sanctions Programs” shall mean any OFAC, HMT, or UNSC economic sanction program including, without limitation, programs related to a Sanctioned Country.

(m) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

2.	PURCHASE AND SALE OF THE PROMISSORY NOTE.

(a)    Purchase of the Promissory Note. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to Investor at the Closing the Promissory Note.

(b)   Closing Date. The Closing of the purchase and sale of the Promissory Note shall take place at 10:00 a.m. Eastern Standard Time on the first business day following the date hereof, subject to notification of satisfaction of the conditions to the Closing set forth herein and in Sections 7 and 8 below (or such later date as is mutually agreed to by the Company and the Investor (the “Closing Date”)).

(c)    Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Investor shall deliver to the Company such aggregate proceeds for the Promissory Note to be issued and sold to the Investor at the Closing, minus the original issue discount applicable to such Closing as set forth in the Promissory Note, and (ii) the Company shall deliver to the Investor a Promissory Note that the Investor is purchasing at the Closing, duly executed on behalf of the Company.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants, that:

(a)    Investment Purpose. The Investor is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that, by making the representations herein, the Investor reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency (“Person”) to distribute any of the Securities.

(b)   Accredited Investor Status. The Investor is an “Accredited Investor,” as that term is defined in Rule 501(a)(3) of Regulation D.

(c)    Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(d)    Information. The Investor and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Securities, which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend, or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables the Investor to obtain information from the Company in order to evaluate the merits and risks of this investment. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)    No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)     Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters) that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)    Legends. The Investor agrees to the imprinting, so long as is required by this Section 3(g), of a restrictive legend on any certificate, document or instrument representing the Securities in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

Certificates evidencing the shares of Conversion Stock shall not contain any legend (including the legend set forth above) (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such shares of Conversion Stock pursuant to Rule 144, (iii) if such shares of Conversion Stock are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a registration statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Promissory Note is converted is exercised by the Investor who is then not an Affiliate of the Company (a “Non-Affiliated Investor”) at a time when there is an effective registration statement to cover the resale of the shares of Conversion Stock, such shares of Conversion Stock shall be issued free of all legends. The Company agrees that, following the Effective Date or at such time as such legend is no longer required under this Section 3(g), it will, no later than three (3) Trading Days following the delivery by a Non-Affiliated Investor to the Company or the Company’s transfer agent of a certificate representing shares of Conversion Stock, issued with a restrictive legend (such 3rd Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Non-Affiliated Investor a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Investor acknowledges that the Company’s agreement hereunder to remove all legends from shares of Conversion Stock is not an affirmative statement or representation that such shares of Conversion Stock are freely tradable. The Investor, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 3(g) is predicated upon the Company’s reliance that the Investor will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

(h)   Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)      Receipt of Documents. The Investor and its counsel have received and read in their entirety: (i) this Agreement and each representation, warranty, and covenant set forth herein and the Transaction Documents (as defined herein); (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) the Company’s annual report for the period ending December 2021 filed with the OTC Markets, and (v) answers to all questions the Investor submitted to the Company regarding an investment in the Company; and the Investor has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(j)      Due Formation of Corporate and Other Investors. If the Investor is a corporation, trust, partnership, or other entity that is not an individual person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Securities and is not prohibited from doing so.

(k)    No Legal Advice From the Company. The Investor acknowledges, that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth under the corresponding section of the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to the Investor:

(a)    Subsidiaries. All of the direct and indirect subsidiaries of the Company are identified in the Regulatory Disclosure Documents (as defined below). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary free and clear of any liens (except as may be identified on Schedule 4 (b)), and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)   Security Interests Granted. Except as set forth on Disclosure Schedule 4(b), there are no security interests granted, issued, or allowed to exist in any assets of the Company or subsidiary.

(c)    Organization and Qualification. The Company and its subsidiaries are corporations or limited liability companies duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated / organized, and have the requisite power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation / entity to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Investor.

(d)    Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Promissory Note, the Registration Rights Agreement (in the form attached hereto as “Exhibit B”) , and the Irrevocable Transfer Agent Instructions, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities, the reservation for issuance and the issuance of the shares of Conversion Stock, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The authorized officer of the Company executing the Transaction Documents knows of no reason why the Company cannot perform any of the Company’s obligations under the Transaction Documents.

(e)    Capitalization. The authorized capital stock of the Company consists of two billion shares of Common Stock and 10 million shares of Preferred Stock, par value $0.01, allocated into three different series: two million shares of Series A Preferred Stock (par value $0.01), two million shares of Series B Preferred Stock (par value $0.01), and two million shares of Series C Preferred Stock (par value $0.01) (collectively, the “Preferred Stock”) of which 358,485,392 shares of Common Stock, 0 shares of Series A Preferred Stock, two million shares of Series B Preferred Stock, and two million shares of Series C Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in Schedule 4(e) and as set forth in the Regulatory Disclosure Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the Regulatory Disclosure Documents but not so disclosed therein, other than those incurred in the ordinary course of the Company’s or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investor true, correct, and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(f)     Issuance of Securities. The issuance of the Promissory Note was duly authorized and free from all taxes, liens, and charges with respect to the issue thereof. Upon conversion in accordance with the terms of the Promissory Note and the shares of Conversion Stock, when issued in accordance with its terms will be validly issued, fully paid and nonassessable, free from all taxes, liens, and charges with respect to the issue thereof. The Company has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock as set forth in this Agreement.

(g)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Promissory Note, and reservation for issuance and issuance of the shares of Conversion Stock) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any certificate of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the OTC Markets’ OTCQB® Venture Market (the “Primary Market”) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization, or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement of the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

(h)   Regulatory Disclosure Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements, and other documents required to be filed by it with the OTC Markets and / or the SEC (from and after January 1, 2020) and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “Regulatory Disclosure Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such required notice prior to the expiration of any such extension. The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov or the OTC Markets’ website at https://www.otcmarkets.com/stock/CLNV/overview, true and complete copies of the Regulatory Disclosure Documents. As of their respective dates, the Regulatory Disclosure Documents complied in all material respects with the requirements of the SEC or the OTC Markets Alternative Reporting Standards, as applicable, and the rules and regulations of the SEC or the OTC Markets, as applicable, and none of the Regulatory Disclosure Documents, at the time they were filed with the OTC Markets or the SEC, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the Regulatory Disclosure Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the OTC Markets and / or the SEC, as applicable, with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the Regulatory Disclosure Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(i)      10(b)-5. The Regulatory Disclosure Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(j)      Absence of Litigation. To the best knowledge of the Company, after due inquiry, and except as set forth on Schedule 4(j), annexed hereto, there is no action, suit, proceeding, inquiry, or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(k)    CAATSA. Neither the Company or its subsidiaries, nor, to Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or subsidiaries, is a Person that is, or is owned or controlled by a Person that has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of the CAATSA Sanctions Programs.

(l)      Reserved.

(m) Sarbanes-Oxley Act. The Company and its subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company and its subsidiaries and effective as of the date hereof.

(n)   BHCA. Neither the Company nor any of its subsidiaries or affiliates is subject to BHCA and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(o)   No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(p)   Compliance with Applicable Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance Applicable Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to Applicable Laws is pending or, to the knowledge of the Company, threatened.

(q)    No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently the subject or the target of any Sanctions Laws or is a Blocked Person; neither the Company, any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo, Sanctions Laws or Sanctions Programs prohibiting trade with a Sanctioned Country; the Company maintains in effect and enforces policies and procedures designed to ensure compliance by the Company and its Subsidiaries with applicable Sanctions Laws and Sanctions Programs; neither the Company, any of its subsidiaries, nor any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or affiliates, acting in any capacity in connection with the operations of the Company, conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to any applicable Sanctions Laws or Sanctions Programs; no action of the Company or any of its subsidiaries in connection with (i) the execution, delivery and performance of this Agreement and the other Transaction Documents, (ii) the issuance and sale of the Securities, or (iii) the direct or indirect use of proceeds from the Securities or the consummation of any other transaction contemplated hereby or by the other Transaction Documents or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby and by the other Transaction Documents being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws or Sanctions Programs, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws or Sanctions Programs. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws, Sanctions Programs or with any Sanctioned Country.

(r)     No Conflicts with Anti-Bribery Laws. Neither the Company nor any of the subsidiaries has made any contribution or other payment to any official of, or candidate for, any federal, state, or foreign office in violation of any law. Neither the Company, nor any of its subsidiaries or affiliates, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company, or any of its subsidiaries or affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company does or seeks to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any Anti-Bribery Laws, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and each of its respective subsidiaries has instituted and has maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its subsidiaries or affiliates will directly or indirectly use the proceeds of the Securities or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; to the knowledge of the Company, there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company, its subsidiaries or affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other persons acting or purporting to act on their behalf.

(s)     No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investor a copy of any disclosures provided thereunder.

(t)     Acknowledgment Regarding Investor’s Purchase of the Promissory Note. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(u)    No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(v)    No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(w)  Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute or, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company’s or its subsidiaries’ employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

(x)    Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(y)    Environmental Laws. The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

(z)    Title. All real property and facilities held under lease by the Company and its subsidiaries are held by them under valid, subsisting, and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(aa) Insurance. The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(bb)  Regulatory Permits. The Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

(cc) Internal Accounting Controls. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(dd)   No Material Adverse Breaches, etc. Neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule, or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

(ee) Tax Status. The Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(ff)  Certain Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, all of which shall be publicly disclosed by the Company as soon as possible after the date hereof, the Company covenants and agrees that neither the Company, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(gg)   Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties, except for any persons who have who have validly waived their right of first refusal.

(hh)  Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(ii)       Registration Rights. Except for the Investor pursuant to the Registration Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company except parties in Schedule 4€ and as set forth in any Regulatory Disclosure Documents, including the exhibits thereto. There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

(jj)       Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Primary Market.

(kk)   Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from the Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(ll)             Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents and warrants to the following: (i) the Company is, and has been for a period of at least 24 months immediately preceding the date hereof, subject to the reporting requirements of the OTC Markets (ii) the Company has filed all required reports of the OTC Markets, as applicable, during the 24 months preceding the date hereof (or for such shorter period that the Company was required to file such reports), and (iii) the Company is not an issuer defined as a “Shell Company.” and (iv) in the reasoned opinion of McMurdo Law Group, LLC, co-counsel to the Company, which opinion is dated April 2, 2019, and has been provided to, and accepted by, the Investor, the Company is not an issuer that has been at any time previously an issuer defined as a “Shell Company.” For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined in paragraph (i)(1)(i) of Rule 144.

(mm)       Disclosure. The Company has made available to the Investor and its counsel all the information reasonably available to the Company that the Investor or its counsel have requested for deciding whether to acquire the Securities.  No representation or warranty of the Company contained in this Agreement (as qualified by the Disclosure Schedule) or any of the other Transaction Documents, and no certificate furnished or to be furnished to the Investor at the Closing, or any due diligence evaluation materials furnished by the Company or on behalf of the Company, including without limitation, due diligence questionnaires, or any other documents, presentations, correspondence, or information contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(nn)  Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(oo)  Reserved.

(pp)  Reserved.

(qq)   Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any person acting on its or their behalf. The Investor’s relationship to Company is solely as an investor as provided for in the Transaction Documents.

5.	COVENANTS.

(a)    Best Efforts. Each party shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)   Compliance with Applicable Laws. While the Investor owns any Securities the Company shall comply with all Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

(c)    Conduct of Business. While the Investor owns any Securities, the business of the Company shall not be conducted in violation of Applicable Laws and will not take any action which will cause the Investor to be in violation of any such Applicable Laws.

(d)    While the Investor owns any Securities, neither the Company, nor any of its Subsidiaries or affiliates, directors, officers, employees, representatives, or agents shall:

(1)    conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods, or services to, from or for the benefit of any Blocked Person;

(2)    deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the applicable Sanctions Laws, Sanctions Programs, located in a Sanctioned Country, or CAATSA or CAATSA Sanctions Programs;

(3)    use any of the proceeds of the transactions contemplated by this Agreement to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, in contravention of any Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or in any Sanctioned Country.

(4)    violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering Laws, Sanctions Laws, Sanctions Program, Anti-Bribery Laws, CAATSA or CAATSA Sanctions Programs;

(e)    While the Investor owns any Securities, the Company shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Company and its Subsidiaries and their directors, officers, employees, agents representatives and affiliates with Applicable Laws.

(f)     While any Investor owns any Securities, the Company will promptly notify the Investor in writing if any of the Company, or any of its Subsidiaries or affiliates, directors, officers, employees, representatives, or agents, shall become a Blocked Person, or become directly or indirectly owned or controlled by a Blocked Person.

(g)    The Company shall provide such information and documentation it may have as the Investor or any of their affiliates may reasonably request to satisfy compliance with Applicable Laws.

(h)   The covenants set forth above shall be ongoing while the Investor owns any Securities. The Company shall promptly notify the Investor in writing should it become aware during such period (a) of any changes to these covenants, or (b) if it cannot comply with the covenants set forth herein. The Company shall also promptly notify the Investor in writing during such period should it become aware of an investigation, litigation or regulatory action relating to an alleged or potential violation of Applicable Laws.

(i)      Form D. The Company agrees to file a Form D with respect to the Securities as (and if deemed) required under Regulation D and to provide a copy thereof to the Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities, or obtain an exemption for the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.

(j)      Reporting Status. With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, and as a material inducement to the Investor’s purchase of the Securities, the Company represents, warrants, and covenants to the following:

(1)                From the date hereof until all the Securities either have been sold by the Investor, or may permanently be sold by the Investor without any restrictions pursuant to Rule 144 (the “Registration Period”), the Company shall file with the SEC in a timely manner all required reports under section 13 or 15(d) of the Exchange Act (the “SEC Documents”) and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

(k)    The Company shall furnish to the Investor so long as the Investor owns Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent Regulatory Disclosure Documents or SEC Documents, as applicable, of the Company and such other reports and documents so filed by the Company with the OTC Markets or the SEC, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration.

(l)      During the Registration Period the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(m) Use of Proceeds. The Company shall use the proceeds from the issuance of the Promissory Note hereunder for the use of proceeds disclosed on Schedule 4(g) and the Company shall not pay any related party obligations from such proceeds of the Promissory Note, all of which related party obligations shall be subordinated to the obligations owed to the Investor. Neither the Company nor any subsidiary shall, directly or indirectly, use any portion of the proceeds of the transactions contemplated herein, or lend, contribute, facilitate or otherwise make available such proceeds to any Person (i) to make any payment towards any indebtedness or other obligations of the Company or subsidiary; (ii) to pay any obligations of any nature or kind due or owing to any officers, directors, employees, or stockholders of the Company or subsidiary, other than salaries payable in the ordinary course of business of the Company; (iii) to fund, either directly or indirectly, any activities or business of or with any Blocked Person, in any Sanctioned Country, (iv) or in any manner or in a country or territory, that, at the time of such funding, is, or whose government is, the subject of CAATSA Sanctions Programs or (iv) in any other manner that will result in a violation of Anti-Money Laundering Laws, Sanctions Laws, Sanctioned Program, Anti-Bribery Laws or CAATSA Sanctions Programs.

(n)   Reservation of Shares. On the date hereof, the Company shall reserve for issuance to the Investor 65 million shares for issuance upon conversions of the Promissory Note (the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Promissory Note. If at any time the Share Reserve is insufficient to effect the full conversion of the Promissory Note, the Company shall increase the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call within 15 calendar days and hold a special meeting of the stockholders within 45 calendar days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

(o)   Listings or Quotation. The Company’s Common Stock shall be listed or quoted for trading on the Primary Market.

(p)   Issuance of Commitment Shares. The Company shall issue fifteen million five hundred thousand (15,500,000) shares of its restricted common stock (in book form) to the Investor.[1]

(q)    Corporate Existence. So long as any of the Promissory Note remains outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company’s assets or any similar transaction or related transactions (each such transaction, an “Organizational Change”) unless, prior to the consummation of an Organizational Change, the Company obtains the written consent of the Investor, which shall not be unreasonably withheld, delayed, denied, or conditioned. In any such case, the Company will make appropriate provision with respect to such holders’ rights and interests to insure that the provisions of this Section 5(l) will thereafter be applicable to the Promissory Note.

(r)     Transactions With Affiliates. Except as may be provided in Section 4(h) above, so long as the Promissory Note is outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, person who were officers or directors at any time during the previous 2 years, stockholders who beneficially own 5% or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each, a “Related Party”), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement, transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

(s)     Transfer Agent. The Company covenants and agrees that, in the event that the Company’s agency relationship with the transfer agent should be terminated for any reason prior to a date which is 2 years after the Closing Date, the Company shall immediately appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

(t)     Restriction on Issuance of the Capital Stock. So long as the Promissory Note is outstanding, the Company shall not, without the prior written consent of the Investor, which shall not be unreasonably withheld, delayed, denied, or conditioned, (i) issue or sell shares of Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (ii) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s Bid Price, as quoted by Bloomberg, LP (through its “Volume at Price” function) and determined immediately prior to its issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (iv) file any registration statement on Form S-8 or issue or sell any shares of Common Stock pursuant to Rule 701.

(u)    No Short Positions. Neither the Investor nor any of its affiliates has an open short position in the Common Stock of the Company, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions with respect to the Common Stock as long as the Promissory Note remains outstanding.

(v)    Reserved.

(w)  Reserved.

(x)    Review of Public Disclosures. All Regulatory Disclosure Documents (including, without limitation, all filings required under the Exchange Act, which include Forms 10-Q, 10-K, 8-K, etc.) and other public disclosures made by the Company, including, without limitation, all press releases, investor relations materials, and scripts of analysts meetings and calls, shall be reviewed and approved for release by the Company’s attorneys and, if containing financial information, the Company’s independent certified public accountants.

6.	TRANSFER AGENT INSTRUCTIONS.

The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent in a form acceptable to the Investor.

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Promissory Note to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a)    The Investor shall have executed the Transaction Documents and delivered them to the Company.

(b)   The Investor shall have delivered to the Company the Promissory Note Purchase Price, minus any fees to be paid directly from the proceeds of the Closing as set forth herein, by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

(c)    The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

The obligation of the Investor hereunder to purchase the Promissory Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(a)    The Company, and the Company’s Transfer Agent, as applicable, shall have executed the Transaction Documents and delivered the same to the Investor.

(b)   The Common Stock shall be authorized for quotation or trading on the Primary Market, and trading in the Common Stock shall not have been suspended for any reason.

(c)    The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 5 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(d)    The Company shall have executed and delivered to the Investor the Promissory Note.

(e)    The Company shall have created the Share Reserve and issued the fifteen million five hundred thousand (15,500,000) commitment shares.[2]

(f)     The Common Stock shall be authorized for quotation or trading on the Primary Market and trading in the Common Stock shall not have been suspended for any reason.

(g)    The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 5 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made as though made at that time (except for representations and warranties that speak as of a specific date).

9.	INDEMNIFICATION.

(a)    In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Promissory Note and the shares of Conversion Stock upon conversion of the Promissory Note and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Promissory Note or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the other Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Investor Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Promissory Note or the status of the Investor or holder of the Promissory Note or the shares of Conversion Stock, as an Investor of Promissory Note in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

(b)   In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Investor(s) in this Agreement, instrument or document contemplated hereby or thereby executed by the Investor, (b) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto by any of the parties hereto. To the extent that the foregoing undertaking by the Investor may be unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law.

10. COMPANY LIABILITY.

(a)    The Company shall be liable for all debt, principal, interest, and other amounts owed to the Investor by Company pursuant to this Agreement, the Transaction Documents, or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising (the “Obligations”) and the Investor may proceed against the Company to enforce the Obligations without waiving its right to proceed against any other party. This Agreement and the Promissory Note are a primary and original obligation of the Company and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between the Investor and the Company. The Company shall be liable for existing and future Obligations as fully as if all of the funds advanced by the Investor hereunder were advanced to the Company.

(b)   Notwithstanding any other provision of this Agreement or any other Transaction Documents the Company irrevocably waives, until all obligations are paid in full, all rights that it may have at law or in equity (including, without limitation, any law subrogating the Company to the rights of Investor under the Transaction Documents) to seek contribution, indemnification, or any other form of reimbursement from the Company, or any other person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Company with respect to the Obligations in connection with the Transaction Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to the Company in contravention of this Section, the Company shall hold such payment in trust for the Investor and such payment shall be promptly delivered to the Investor for application to the Obligations, whether matured or unmatured.

11. GOVERNING LAW; MISCELLANEOUS.

(a)    Governing Law; Mandatory Jurisdiction; Jury Trial Waiver. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees, or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

(b)   Counterparts. This Agreement may be executed in 2 or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and physically or electronically delivered to the other party.

(c)    Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

(d)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f)     Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

(g)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) 1 Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, or (iii) receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission. The addresses and e-mail addresses for such communications shall be:

If to the Company:	Clean Vision Corporation 2711 N. Sepulveda, Suite 1051 Manhattan Beach, California 90266 Attention: Dan Bates Telephone: 310-387-7637 E-mail: d.bates@cleanvisioncorp.com

With a mandatory copy that shall not constitute notice:	Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 Attention: Joseph M. Lucosky Telephone: 732-395-4402 E-mail: jlucosky@lucbro.com

If to the Investor:	Coventry Enterprises, LLC. 80 Southwest 8th Street Suite 2000 Miami, Florida 33130 Attention: Jack Bodenstein Telephone: 248-569-9174 E-mail: JackBodenstein@gmail.com

With a mandatory copy that shall not constitute notice:	Clark Hill LLP 55 South Flower Steet, 24th Floor Los Angeles, California 90071 Attention: Randy Katz Telephone: 213-417-5310 E-mail: rkatz@clarkhill.com or at such other address and/or electronic e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party 3 Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s computer containing the time, date, recipient’s electronic mail address and the text of such electronic mail, or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by electronic mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h)   Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(i)      No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)      Survival. Unless this Agreement is terminated under Section 11(f), all agreements, representations, and warranties contained in this Agreement or made in writing by or on behalf of any party in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the Closing.

(k)    Publicity. The Company and the Investor shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Investor, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Investor in connection with any such press release or other public disclosure prior to its release and Investor shall be provided with a copy thereof upon release thereof).

(l)      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Termination. In the event that the Closing shall not have occurred on or before 5th business days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 7 and 8 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

(n)   Brokerage. The Company represents that no broker, agent, finder, or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Company to be paid for or on account of the transactions contemplated hereby.

(o)   No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Investor and the Company has affixed its respective signature to this Securities Purchase Agreement as of the date first written above.

CLEAN VISION CORPORATION

By:

Name: Dan Bates

Title: President

COVENTRY ENTERPRISES, LLC

By:
Name: Jack Bodenstein

Title: Managing Member

[1]	As noted in Section 2(a) of the Registration Rights Agreement, of even date herewith between the Company and the Holder, if the Company files its initial Registration Statement within forty-five (45) calendar days from the date of this Note, then the Holder, pursuant to its mandatory obligations thereunder, shall, within ten (10) calendar days thereafter, return to the Company’s treasury for cancellation twelve million five hundred thousand (12,500,000) shares.
[2]	As noted in Section 2(a) of the Registration Rights Agreement, of even date herewith between the Company and the Holder, if the Company files its initial Registration Statement within forty-five (45) calendar days from the date of this Note, then the Holder, pursuant to its mandatory obligations thereunder, shall, within ten (10) calendar days thereafter, return to the Company’s treasury for cancellation twelve million five hundred thousand (12,500,000) shares.